American Realty Capital Properties Multi - Tenant Shopping Center Portfolio Spin - Off March 13, 2014

2 Statements in this presentation that are not historical may be deemed “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . Although American Realty Capital Properties, Inc . (“ARCP” or the “Company”) believes that the expectations reflected in any forward - looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward - looking statements due to a variety of risks and uncertainties . Such factors include, but are not limited to, uncertainties as to the timing of the spin - off and whether it will be completed, the possibility that various closing conditions for the spin - off may not be satisfied or waived, the expected tax treatment of the spin - off, the possibility that third party consents required to transfer certain properties in the spin - off will not be received, the impact of the spin - off on the businesses of ARCP and American Realty Capital Centers, Inc . (“ARCenters” or “ARCM”, the expected NASDAQ ticker symbol), ARCP’s ability to meet debt service requirements, the ability of ARCP and ARCenters to pay the anticipated dividends, the availability and terms of financing, changes in ARCP’s credit rating, changes in market rates of interest, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail and net - leased real estate, the liquidity of real estate investments, environmental liabilities, national, regional and local economic climates, changes in market rental rates, trends in the retail and net - leased industry, risks relating to the ability to lease vacant space, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, costs of common area maintenance, competitive market forces, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of ARCP’s status as a real estate investment trust . ARCP discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC, which are available at the SEC’s website www . sec . gov . Additional risk factors can be found in ARCenters ’ Form 10 registration statement to be filed with the SEC . ARCP may update that discussion in its periodic reports, but otherwise ARCP undertakes no duty or obligation to update or revise these forward - looking statements, whether as a result of new information, future developments, or otherwise . Forward - Looking Statements

3 ARCP Value Creation Through Strategic Spin - Off ARCP intends to : ▪ Unlock value by creating a leading shopping center REIT via a strategic spin - off ▪ Focus ARCP’s strategy as a pure - play net lease REIT ▪ Generate $ 400 million of equity capital embedded in shopping center assets (proceeds) ▪ Reduce equity capital markets activity for 2014 by approximately 23 . 5 million shares ▪ Deleverage balance sheet to 7 . 0 x ▪ Increase percentage of investment grade tenants to 52% ▪ Structure the spin - off such that ARCP’s operating partnership will retain 25 % ownership of ARCM for additional source of value appreciation in addition to growth in earnings and dividend ▪ Leverage existing platform of over 190 professionals, who have sourced ~ $ 4 billion of shopping center real estate (~ 24 million sq . ft . ) since 2008 and operate shopping center portfolio today ▪ Reduce materially ARCP’s capital expenditures ▪ Improve credit profile − Maintain long lease duration − Increase percentage of unencumbered NOI − Decrease percentage of secured debt ARCP anticipates maintaining its dividend while improving predictability of operating cash flow and earnings

4 $14.52 $15.67 Value Uplift for ARCP Shareholders Note: Dollars shown per share. Unadjusted for stock split. (1) Closing price on March 12, 2014. (2) Based on ARCM trading at the midpoint of 6.0% - 6.5% cap rate range, cash NOI of $139 million and $967 million of total debt outstanding at the time of spin (including anticipated new debt of $400 million). (3) Assumes ARCP trades to a 13.0x 2014E AFFO multiple from the current 12.6x 2014E AFFO multiple based on the midpoint of 2014E gui dance and a March 12, 2014 closing share price. Current ARCP (1) Share of ARCM (2) Total Value per Share (3) $1.15 (before 10 to 1 split) Current ARCP Statistics Pro Forma ARCP Statistics % Investment Grade 50% 52% Net Lease Weighted Avg. Remaining Lease Term 10.8 years 10.8 years Net Debt / 2014E EBITDA 7.2x 7.0x The proposed spin - off is expected to create significant value for ARCP shareholders

5 ARCP Current (Midpoint of 2014E Guidance) Combined $1.15 $1.20 Note: Dollars shown per share. Unadjusted for stock split. (1) Figure represents Net Debt / 2014E EBITDA. (2) Figure includes anticipated new debt of $400 million. (3) Combined earnings are consistent with 2014 guidance for PCM project revenues and acquisition guidance. Financial Outcome AFFO Dividends Leverage (1) Combined (3) ARCM at 75% Public Ownership Accretion per Share: $0.05 / 4.0% 7.2x 7.0x 7.5x ARCP Current Pro Forma ARCP ARCM On a combined basis, shareholders are expected to benefit from greater earnings and increased dividends without ARCP compromising its credit profile Accretion per Share: $0.07 / 7.3% 0.2x Deleveraging (2) ARCP Current Combined $1.07 $1.00

6 Over 100 , 000 shopping centers in the U . S . , with fewer than 5 % estimated to be owned by public companies or large institutional investors Experiencing increased attractive acquisition opportunities in the space ▪ Currently reviewing ~ $ 1 billion of shopping center acquisition opportunities ▪ Additional $ 1 . 2 billion of shopping centers currently owned by ARCP / Cole Capital non - traded REITs Nationally, strip centers are in early stages of recovery – experiencing accelerating growth in fundamentals ▪ Supply growth remains at all time lows ARCM : A Focused Shopping Center REIT Unlocks the value embedded in ARCP’s shopping center portfolio – expected higher overall valuation combined with greater earnings and dividend growth A specialized vehicle is expected to allow ARCM to best seize the opportunity and maximize shareholder returns Create a specialized and focused entity with the strategy of aggregating the fragmented shopping center space Highest quality assets located in top MSAs ARCP provides best - in - class, investment grade platform as ARCM's advisor, with dominant aggregation experience, access to deeply experienced acquisition and underwriting teams, at below market expense Earnings growth generated by rental growth and accretive acquisitions Appropriately capitalized to pursue growth opportunities Independent Board of Directors

7 Process and Timing Transaction Timing ▪ Intend to file initial Form 10 information statement with SEC in the second quarter of 2014 ▪ Target end of second quarter of 2014 completion Distribution Process ▪ Distribution of 75% of ARCM common shares via a taxable pro rata special distribution to ARCP shareholders and limited partnership unit holders ▪ ARCP’s operating partnership will retain 25% of ARCM following the distribution ▪ ARCP shareholders will receive one share of ARCM for every 10 shares of ARCP they hold ▪ Following the distribution, ARCP shareholders will own shares in both ARCP and ARCM ▪ The number of ARCP shares owned by each shareholder will not change as a result of this distribution ▪ We expect that prior to distribution date, a “when issued” market will develop for ARCP and ARCM shares Conditions Precedent ▪ Declaration by the SEC that ARCM’s registration statement is effective ▪ Filing and approval of ARCM listing application by NASDAQ ▪ Final approval and declaration of the distribution by ARCP’s Board of Directors ▪ Receipt of third party consents ▪ Other customary conditions

The Landlord of Where America Shops®

9 Anchored 12% Grocery 12% Power Center 73% Single - Tenant 3% Key Operating Metrics Properties 79 Total Square Footage 11.8 million Annualized Base Rent PSF (1) $13.14 Occupancy (2) 96.3% 2014E Cash NOI $139 million Average Age 14 years 3 - mile Average Population 69,000 3 - mile Average Household Income $71,000 ARCM will have a large and diversified portfolio of shopping center assets Company Overview Note: Figures include 10 single tenant assets that are cross - collateralized with multi - tenant centers. Current plan is to sell these a ssets as debt is replaced. (1) As of January 31, 2014. ABR is defined as annualized base rent. (2) As of January 31, 2014. (3) Anchored properties are defined by the Company as those smaller than 100,000 sq. ft. without a grocery store as the main anch or tenant. (4) Grocer tenants include H - E - B Plus!, Publix, Pick 'n Save, Whole Foods, Price Chopper, Harris Teeter, Safeway Stores and The Fres h Market. Portfolio Diversity (% of ABR) (1) Top 10 Tenants (% of ABR) (1) 1.8% 1.9% 1.9% 2.0% 2.4% 2.7% 2.8% 3.0% 3.3% 4.6% (3) (4)

10 Our mission is to own stable, quality power centers, grocery centers and anchored centers that effectively serve their communities and create shareholder value ARCM’s Business Strategy ▪ Drive disciplined external growth through rigorous asset underwriting and acquisition standards ▪ Enter new markets with strong demographics and potential for growth ▪ Highly selective and robust acquisition pipeline ▪ Execute on targeted, value - add development and re - development projects to enhance performance ▪ Maintain a strong balance sheet with access to multiple sources of capital

11 513558_1.wor (NY007LA7) CA 12% GA 11% FL 11% TX 10% MI 9% AL 7% VA 7% CO 6% AZ 5% IL 4% Other 18% Top 20 47% Next 30 16% Other 37% Geographically Diversified Note: Figures include 10 single tenant assets that are cross - collateralized with multi - tenant centers. Current plan is to sell t hese assets as debt is replaced. (1) As of January 31, 2014. ABR is defined as annualized base rent. (2) Anchored properties are defined by the Company as those smaller than 100,000 sq. ft. without a grocery store as the main anch or tenant. Geographic Profile (% of ABR) (1) Top MSAs (% of ABR) (1) 513558_1.wor (NY007LA7) Located in 26 states, with the top 10 states representing 82% of ABR (1) Power Center Single Tenant Anchored Property Grocery Anchored 0 - 5 % of ABR 5 - 10 % of ABR 10 - 15 % of ABR 513558_1.wor (NY007LA7)

Balance Sheet Positioned for Growth

ARCM will be positioned to have a flexible balance sheet to fund future growth

Key 2014E Run Rate Financial Metrics

2014E Cash NOI	$139 million
2014E EBITDA	$129 million
2014E AFFO (1)	$89 million / $0.81 per share, split adjusted
Est. Dividend Per Share (2)	$0.73 per share, split adjusted (90% payout)
Target Leverage (Net Debt / 2014E EBITDA)	7.5x
2014E SS NOI Growth	4.7%

Anticipated Capital Structure



Secured Debt 25%
Equity 57%
Unsecured Debt 18%

Capital Structure Overview

- Anticipated to have approximately $967 million of total debt outstanding (including new unsecured debt of $400 million) at time of spin-off
- ARCM is negotiating up to $750 million in credit facilities to be used to fund the dividend to ARCP and provide growth capital
- Capacity to fund external growth – *currently reviewing ~$1 billion of shopping center acquisition opportunities*
- Expected to increase unencumbered asset pool over time
- Access to multiple forms of capital
- Weighted average interest rate and years to maturity on existing $567 million of debt of 4.3% and 6.6 years, respectively (71.8% fixed rate, 28.2% floating rate) (3)
- Focused future pursuit of investment grade rating from major credit rating agencies

(1) Figure represents 100% of AFFO and assumes ARCM will have approximately $967 million of total debt outstanding at the time of spin-off (including anticipated new debt of $400 million).
(2) Figure based on 100% of AFFO and assumed 2014E AFFO payout ratio of 90%
(3) As of January 31, 2014.

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13 ARCM : Capitalization and Earnings Pro Forma Capitalization Pro Forma Run Rate Earnings ARCM 2014E Run Rate Total GAAP rental revenues $152,702 Property operating expenses, net (9,552) Net Operating Income $143,150 Total G&A (13,735) EBITDA $129,414 Interest expense (32,057) Real estate depreciation (117,039) Net Earnings ($19,681) Adjustments Real estate depreciation $117,039 Funds from Operations (FFO) $97,358 Straight line adjustments (4,010) Recurring capex (4,472) Adjusted Funds from Operations (AFFO) $88,876 Fully Diluted Shares Outstanding 1,091,160 FFO per share $0.09 AFFO per share $0.08 Fully Diluted Shares Outstanding (split adjusted) 109,116 FFO per share (split adjusted) $0.89 AFFO per share (split adjusted) $0.81 (figures in thousands, except for per share data) ARCM Pro Forma at Spin Diluted shares outstanding 1,091,160 Estimated stock price per share $1.15 Common Equity Value $1,259,561 Total debt $967,093 Total Capitalization $2,226,654 Annualized EBITDA $129,414 Net Debt / Annualized Adjusted EBITDA 7.5x

Team Focused on Shopping Centers Backed by ARCP's Leading Senior Management Team

Proven Acquisition Capabilities

Acquired ~$4.0 billion of shopping centers (~24 million sq. ft.) since 2008

Strong Asset Management Track Record

Average occupancy rate for shopping centers of 96% since 2008

Demonstrated Capital Markets Expertise

Raised $3.6 billion in unsecured bonds

Negotiated $4.5 billion of lines of credit for traded and non-traded REITs

Raised over $5 billion of secured debt

American Realty Capital CENTERS

Proven Sector Aggregators

Management grew ARCP from roughly $300 million in assets to $22 billion in 16 months

Alignment of Interests

ARCP's operating partnership is retaining 25% interest in ARCM

Extensive Network for Sourcing Acquisitions

30+ member acquisitions team "on the ground" around the U.S. sourced approximately $6.0 billion of acquisitions in 2013

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15 Attractive Cost Structure Management ▪ Will be externally managed by ARCP ▪ ARCM will receive property management services from ARCP, for which ARCP will receive expense reimbursements ▪ Creates a lower cost structure for ARCM ▪ Benefits from broad retail relationships within ARCP ▪ ARCM’s management agreement to closely resemble the legacy ARCP agreement – Includes m anagement fees of 50 bps per annum up to $3.5 billion in book value of assets, reduced to 40 bps for book value of assets over $3.5 billion Board of Directors ▪ Will consist of a majority of independent directors that are yet to be determined ▪ Nicholas Schorsch to serve as Chairman ▪ No other ARCP directors or employees will be directors of ARCM Highly aligned management structure with best practices advisory agreement and corporate governance to promote long - term interests of shareholders 1.0% 0.9% 0.6% Mid Cap Shopping Centers Large Cap Shopping Centers ARCM G&A Percentage of TEV (1) (2) (1) Mid cap shopping centers include CDR, EXL , IRC, KRG and RPT. (2) Large cap shopping centers include BRX , DDR , EQY , KIM, REG , RPAI and WRI . (3) G&A expense includes standalone public company expenses and other customary reimbursements. (3)

16 ▪ Deep relationships with Wall Street and regional banks, CMBS lenders, life insurance companies, etc. ▪ Ability to execute unsecured bond offerings at attractive pricing ▪ Big 4 public accounting experience ▪ “On the ground” deal sourcing team with – In - depth knowledge of primary, secondary and tertiary property markets – Strong, strategic relationships with leading national and regional brokerage firms – Active joint venture program with leading developers/operators ▪ Investment Strategy and Research – Market Research – Portfolio construction and optimization ▪ Underwriting Team – Credit/tenant underwriting – Site inspections ▪ Credit Analysis Team – Credit / tenant underwriting – Credit/tenant monitoring ▪ Proven property management team ▪ Manages over 130 million square feet and over 4,200 properties ▪ Utilizes regional geographic coverage model with offices in Phoenix, Atlanta, Chicago and Orlando ▪ Oversees all major capital and repair projects, tenant expansions and build - to - suit program ▪ Enhances property values through high occupancy, balanced tenant mix, and attractive economics ▪ Employs statistical analysis to drive economics and measure leasing performance ▪ Utilizes a national geographic coverage model ▪ Provides transaction support and risk management ▪ In - house “law firm” improves efficiency reduces expense ARCM will have dedicated resources, including a team of over 190 professionals, along with access to ARCP’s broad range of real estate acquisition, portfolio strategy, financing, management, and leasing capabilities, to optimize individual assets and the portfolio. Active Portfolio Management LEASING REAL ESTATE TRANSACTIONS REAL ESTATE STRATEGY PROPERTY MANAGEMENT FINANCE & ACCOUNTING REAL ESTATE LEGAL

17 Eastland Center – West Covina, CA Dominant 805,000 sq. ft. Power Center Adjacent to I - 10 Freeway (260,000 cars/day) | Twenty Miles East of Los Angeles Value Proposition: ▪ Purchased in 2012 for $ 147 million from a REIT that was selling “non - core,” non - mall assets ▪ Anchor tenants include Target, Walmart , Albertsons, Marshalls, PetSmart and Ross ▪ At time of purchase, 160,000 sq. ft. (20 % of space) was expiring in next three years ▪ During the first year of ownership, we replaced three on site, non - revenue billboards with pylon signage showcasing new tenants. The signage was instrumental in attracting additional tenants, who leased 96,000 sq. ft. ▪ Increased ABR by $400,000 (37%) for these spaces Future Value Potential: ▪ Recapture 100,000 sq. ft. that is currently leased at below - market rents ▪ Potential to add outparcels to center

18 Eastland Center – West Covina, CA

19 Whittwood Center – Whittier , CA Dominant 700,000 sq. ft. Power Center Located in the Heart of a Major Retail Corridor Value Proposition: ▪ Purchased in 2010 during downturn for $ 83.5 million, 30% of leases were expiring in next three years, several tenants were struggling ▪ Anchor tenants include Target, Vons, Kohls , J.C. Penney and Sears ▪ J.C. Penney had just downsized from 200,000 sq. ft. to 100,000 sq. ft. ▪ Property under a specific plan that restricted retail uses to distinct districts and created chronic vacancy in some of areas of the center ▪ Worked with the city to amend plan to provide more flexibility to fill chronic vacancies ▪ Added the right mix of new tenants; occupancy now at 99.1% Future Value Potential: ▪ Sears (138,000 sq. ft.) with annual rents of $ 0.48 per sq. ft. ▪ J.C. Penney ( 100,000 sq. ft.) with annual rents of $ 0.26 per sq. ft. ▪ 100,000 sq. ft. of second floor expansion space ▪ In 2013, received multiple offers for the property in excess of $105 million

20 Whittwood Center – Whittier , CA

Pro Forma ARCP

22 ARCP will continue to focus on its portfolio of single tenant net lease assets and expects to maintain its current annualized dividend of $1.00 per share ARCP’s Business is Streamlined Properties Single Tenant: Multi - Tenant: 3,771 3,685 86 3,692 3,675 17 (2) Total Square Feet 102.8 million 91.2 million Investment Grade (3) 50% 52% Occupancy 99% 99% Net Lease Weighted Average Remaining Lease Term 10.8 years 10.8 years Total Enterprise Value (4) $22 billion $21 billion Net Debt / 2014E EBITDA 7.2x 7.0x Credit Rating (5) Baa3 / BBB - Baa3 / BBB - ARCP Pre - Spin (1) ARCP Post - Spin (1) Pro Forma Asset Distribution ARCP is expected to divest itself of the remaining multi - tenant assets over time once the cross - collateralized debt is replaced. ARCM will have a ROFO relating to these assets. (1) Represents current portfolio metrics and leverage. (2) These assets are cross - collateralized with single tenant assets. ARCM will have a right of first offer (“ROFO”) as debt is repla ced. (3) Weighted by % of SLR. (4) Pricing as of March 12, 2014. ARCP post - spin includes pro rata share of ARCM . (5) No change in ARCP’s credit rating is expected. Single Tenant Retail 56% Multi - Tenant Retail 2% Office 25% Industrial & Distribution 17%

23 Tenant % of SLR Rating 3.5% BBB 3.2% A - 2.9% BBB+ 2.5% BBB - 2.1% BBB 2.0% BB+ 2.0% B 1.9% A - 1.8% B - 1.7% BBB - Top 10 Tenants 23.6% 75.9% Strong and Diverse Tenant Base Note : Weighted by % of SLR. ARCP Pre - Spin Tenant % of SLR Rating 3.9% BBB 3.6% A - 3.2% BBB+ 2.8% BBB - 2.4% BBB 2.2% A - 2.1% B 2.0% BBB - 1.7% B - 1.7% A - Top 10 Tenants 25.6% 78.5% ARCP Post - Spin 100% of Top 10 Rated ARCP Increases Investment Grade Tenancy

24 18.3% 17.4% 0.0% 10.0% 20.0% 30.0% 40.0% Current Pro Forma 3.61x 3.58x 0.00x 1.00x 2.00x 3.00x 4.00x Current Pro Forma 169% 177% 0% 50% 100% 150% 200% Current Pro Forma Maintain Balance Sheet Strength and Flexibility Covenant Level: 40% Decreased secured debt Maintain current leverage Secured Debt / Total Assets Debt Service Coverage Unencumbered Assets / Unsecured Debt Decrease unsecured debt: 0.9 pts Significant margin remains before reaching 40% covenant De minimis decline in coverage: 0.03x 1.50x covenant provides meaningful margin Increase in unencumbered assets: 8 pts 150% covenant provides meaningful margin ARCP is expected to maintain its meaningful margin to its bond covenants Bond Covenant Level

25 ARCP Improved Leverage Profile Post Spin - Off Summary Weighted Average Debt Maturity Weighted Average Interest Rate Percent Fixed Rate Debt Source: Public filings and SNL Financial. (1) Excludes ARCP’s credit facility. Including ARCP’s credit facility, the average maturity becomes 5.2 years. (2) Pro forma for CPA 16 and based on individual 3Q2013 public filings of WPC and CPA 16. (3) Assumes 30 - year maturity from date of issuance for perpetual preferred securities. (4) Includes the effects of interest rate swaps and hedges. 97.0% 92.9% 87.3% 80.4% NNN ARCP O WPC 6.8 years 6.3 years 6.0 years 5.8 years WPC O NNN ARCP 3.5% 4.5% 4.9% 5.0% 3.8% 4.8% 4.9% 5.3% ARCP O WPC NNN Weighted Avg. Int. Rate Weighted Avg. Int. Rate + Pref. ARCP (1) NNN O WPC (2) Ratings Baa3/BBB- Baa1/BBB Baa1/BBB+ Baa2/BBB W.A. Interest Rate 3.5% 5.0% 4.5% 4.9% W.A. Interest Rate + Preferred 3.8% 5.3% 4.8% 4.9% W.A. Maturity 5.8 years 6.0 years 6.3 years 6.8 years W.A. Maturity + Preferred (3) 8.8 years 12.0 years 8.7 years 6.8 years Percent Fixed Rate Debt (4) 92.9% 97.0% 87.3% 80.4%

26 ARCP becomes a pure - play net lease focused entity Transaction Rationale Creates a specialized and focused entity with the strategy of aggregating the fragmented shopping center space ARCP and ARCM to each benefit from an experienced management team with strong relationships, and leverage the breadth of the management platform within ARCP Unlocks the value embedded in our shopping center portfolio – potentially higher overall valuation combined with greater earnings and dividends ARCM will be a pure - play shopping center focused entity Generates $400 million of equity capital embedded in shopping center assets

Appendix

ARCP: Pro Forma Income Statement

Spin-off transaction is expected to be accretive

(figures in thousands, except for per share data)

	ARCP Pre Spin Midpoint of 2014E Guidance	(A) ARCP Post Spin 2014E Run Rate	(B) ARCM 2014E Run Rate	(A + B) ARCP Existing Shareholders 2014E Run Rate
Total GAAP Rental Revenues	$1,387,464	$1,343,656	$152,702	$1,496,358
PCM revenue, net	250,992	286,997	-	286,997
Operating expense, net	(23,947)	(17,304)	(9,552)	(26,856)
Transaction expenses	(37,500)	-	-	-
General and administrative	(171,606)	(180,682)	(13,735)	(194,418)
Total expenses	(233,052)	(197,987)	(23,288)	(221,274)
EBITDA	**$1,405,404**	**$1,432,667**	**$129,414**	**$1,562,081**
Interest expense	(388,865)	(381,653)	(32,057)	(413,709)
Preferred dividends	(71,891)	(71,891)	-	(71,891)
Other income	200	218	-	218
PCM taxes	(29,126)	(33,850)	-	(33,850)
Depreciation & amortization	(1,071,480)	(1,035,044)	(117,039)	(1,152,083)
Earnings from unconsolidated JV's	6,732	7,344	-	7,344
Equity in earnings (ARCM)	-	(4,920)	-	(4,920)
Net Earnings	**($149,026)**	**($87,129)**	**($19,681)**	**($106,810)**
Plus: Transaction expenses	37,500	-	-	-
Depreciation & amortization	1,071,480	1,035,044	117,039	1,152,083
Pro rata share of ARCM adjustments	-	29,260	-	29,260
Funds from Operations	**$959,954**	**$977,175**	**$97,358**	**$1,074,532**
Straight-line rent	(41,300)	(40,763)	(4,010)	(44,772)
Non-cash compensation	18,608	19,148	-	19,148
Recurring capital expenditures	(5,583)	(1,528)	(4,472)	(6,000)
Pro rata share of ARCM adjustments	-	(2,120)	-	(2,120)
Adjusted Funds from Operations	**$931,679**	**$951,912**	**$88,876**	**$1,040,788**
Fully Diluted Shares Outstanding [1]	807,381	853,683	1,091,160	
FFO per share	$1.19	$1.14	$0.09	$1.23
AFFO per share	$1.15	$1.12	$0.08	$1.20
Fully Diluted Shares Outstanding (split adjusted)			109,116	
FFO per share (split adjusted)			$0.89	
AFFO per share (split adjusted)			$0.81	

(1) ARCP Pre-Spin share count is a weighted average.

28

29 ARCP : Pro Forma Capitalization Spin - off transaction is expected to be deleveraging (figures in thousands, except for per share data) Pre Spin Post Spin Diluted shares outstanding 818,370 818,370 Stock price (as of 3/12/2014) $14.52 $14.52 Common Equity Value $11,882,738 $11,882,738 Series F perpetual preferred 1,073,000 1,073,000 Total Preferred Equity $1,073,000 $1,073,000 Mortgage Debt Mortgage debt 3,976,188 3,409,094 Other Debt Unsecured credit facility 1,945,128 1,968,504 Unsecured convertible term notes 1,019,210 1,019,210 Unsecured term notes 2,550,000 2,550,000 Other unsecured debt 30,930 30,930 Total Unsecured Debt $5,545,268 $5,568,644 Total Debt $9,521,455 $8,977,738 Cash & equivalents 140,000 540,000 Net Debt $9,381,455 $8,437,738 Total Capitalization $22,477,193 $21,933,475 Enterprise Value $22,337,193 $21,393,475 Net Debt / Annualized Adjusted EBITDA 7.2x 7.0x

30 Benchmarking ARCM Source: 4Q13 Company materials and Wall Street Research as of March 12, 2014. Note: Large Cap Shopping Center REITs have total enterprise values greater than $3.0bn. Yellow shading indicates shared tenan ts with ARCM. (1) ARCM valuation assumes 6.25% preliminary midpoint applied cap rate. (2) ARCM figures weighted by GLA. Unweighted population and average household income are 52,000 and $69,000, respectively. VALUATION METRICS Total Enterprise Value (1) $2.2 billion $11.9 billion $11.5 billion $4.5 billion $16.4 billion $7.3 billion $5.7 billion $6.4 billion 2014E EBITDA Multiple 17.2x 14.6x 14.7x 18.4x 14.4x 17.7x 15.3x 16.0x 2014E AFFO Multiple 14.2x 17.1x 16.1x 23.5x 19.2x 23.0x 17.1x 19.3x Dividend Yield 6.4% 3.8% 3.8% 3.9% 4.1% 3.7% 4.8% 4.3% 2014E AFFO Payout Ratio 90.0% 56.5% 55.6% 81.7% 71.8% 81.3% 78.9% 78.5% PORTFOLIO METRICS # of Assets 79 522 416 852 124 322 231 270 Total Sq. Ft. 11.8mm 86.8mm 59.1mm 85.9mm 14.9mm 27.2mm 33.2mm 30.4mm Rent per Sq. Ft. $13.14 $11.93 $14.18 $13.03 $16.90 $17.89 $14.68 $15.66 Anchor $10.95 $8.05 $10.83 $10.18 $12.78 $5.73 $14.35 $9.53 In-Line $22.35 $18.47 $25.12 $23.28 $26.36 $11.16 $20.88 $21.13 Total Leased Rate 96.3% 92.4% 95.1% 94.6% 92.5% 95.2% 94.7% 94.8% Anchor 98.4% 97.1% 97.5% 97.9% 97.8% 98.4% 97.1% 98.5% In-Line 88.3% 81.6% 87.7% 85.2% 82.1% 89.8% 83.9% 89.0% % of SF Expiring in Next 5 years (inc. MTM leases) 34.1% 64.6% 65.1% 12.8% 63.1% 55.3% 42.4% 61.0% 2014E SS NOI Growth 4.7% 3.7% - 4.1% 3.1% 2.5% - 3.5% 2.5% - 3.5% 2.5% - 3.5% 2.0% - 3.0% 2.5% - 3.5% Top 3 Geographies (% of ABR) California (12.3%) New York-Newark- Jersey City (6.6%) Brazil (10.4%) New York-Northern New Jersey-Long Island (10.9%) Florida (42.1%) District of Columbia (62.3%) Texas (24.0%) Texas (27.9%) Georgia (11.0%) Philadelphia-Camden- Wilmington (5.8%) Florida (9.6%) Canada (9.9%) California (20.2%) New York (29.7%) New York (9.3%) Florida (14.8%) Florida (11.0%) Houston-The Woodlands-Sugarland (5.2%) Georgia (8.2%) Mexico (4.6%) Connecticut (8.9%) Connecticut (26.5%) Maryland (7.5%) California (13.6%) Top Tenants PetSmart (4.6% ) Kroger (3.4%) Wal-Mart (2.8%) TJX (3.0%) Publix (3.8%) Kroger (4.7%) Best Buy (3.5%) Kroger (3.2%) Kohl's (3.3% ) TJX (3.2%) TJX (2.7%) Home Depot (2.8%) Supervalu (3.7%) Publix (4.3%) Ahold USA (3.0%) TJX (2.4%) Dick's Sporting Goods (3.0% ) Wal-Mart (1.9%) Bed Bath & Beyond (2.4%) Wal-Mart (2.3%) LA Fitness (2.4%) Safeway (2.7%) Ross Stores (2.5%) Ross Stores (2.0%) Population (3 Mile radius) (2) 69,000 73,000 57,000 109,000 116,000 92,500 57,000 100,500 Average Income (3 Mile radius) (2) $71,000 $58,000 $46,000 $72,000 $60,500 $76,000 $46,000 $61,000 **Shared with ARCM

31 Benchmarking ARCM (cont’d.) Source: 4Q13 Company materials and Wall Street Research as of March 12, 2014. Note: Large Cap Shopping Center REITs have total enterprise values greater than $3.0bn. Yellow shading indicates shared tenan ts with ARCM. (1) ARCM valuation assumes 6.25% preliminary midpoint applied cap rate. KRG’s TEV will approach ~$3.8 billion upon the closing of the acquisition of Inl an d Diversified. (2) ARCM figures weighted by GLA. Unweighted population and average household income are 52,000 and $69,000, respectively. IRC household income figure represents median. VALUATION METRICS Total Enterprise Value (1) $2.2 billion $1.4 billion $1.3 billion $2.1 billion $1.8 billion $2.0 billion 2014E EBITDA Multiple 17.2x 16.0x 16.1x 14.5x 16.9x 15.0x 2014E AFFO Multiple 14.2x 15.6x 15.8x 13.7x 14.9x 15.0x Dividend Yield 6.4% 3.3% 5.6% 5.5% 3.9% 4.6% 2014E AFFO Payout Ratio 90.0% 46.5% 81.4% 70.7% 53.0% 67.4% PORTFOLIO METRICS # of Assets 79 65 38 157 72 81 Total Sq. Ft. 11.8mm 9.4mm 6.2mm 14.9mm 12.4mm 15.9mm Rent per Sq. Ft. $13.14 $12.31 $15.13 $14.04 $13.33 $12.22 Anchor $10.95 N/A $11.56 $11.81 $10.14 $9.37 In-Line $22.35 N/A $22.87 $19.48 $21.34 $17.32 Total Leased Rate 96.3% 93.6% 93.7% 95.2% 95.3% 94.6% Anchor 98.4% N/A 99.1% N/A 99.5% N/A In-Line 88.3% N/A 84.9% N/A 85.5% N/A % of SF Expiring in Next 5 years (inc. MTM leases) 34.1% 50.9% 39.9% 46.3% 51.2% 51.3% 2014E SS NOI Growth 4.7% N/A N/A 2.0% - 4.0% 3.0% - 4.0% 3.0% - 4.0% Top 3 Geographies (% of ABR) California (12.3%) Pennsylvania (52.9%) California (18.1%) Illinois (61.8%) Indiana (31.2%) Michigan (35.3%) Georgia (11.0%) Massachusettes (14.5%) Texas (17.8%) Minnesota (19.2%) Florida (23.2%) Florida (22.4%) Florida (11.0%) Connecticut (10.9%) Alabama (15.7%) Wisconsin (6.6%) Texas (18.7%) Ohio (8.0%) Top Tenants PetSmart (4.6% ) Giant Foods (11.9%) Publix (3.1%) Roundy's (3.5%) Publix (4.7%) TJX (5.0%) Kohl's (3.3% ) L.A. Fitness (4.3%) Ross Stores (2.6%) TJX (3.3%) TJX (2.5%) Bed Bath & Beyond (2.3%) Dick's Sporting Goods (3.0% ) Farm Fresh (3.1%) Lowe's Companies (2.5%) Safeway (3.2%) Bed Bath & Beyond (2.3%) Office Depot (2.1%) Population (3 Mile radius) (2) 69,000 30,102 47,000 86,797 67,000 N/A Average Income (3 Mile radius) (2) $71,000 $109,107 $90,000 $66,496 $71,000 N/A **Shared with ARCM

32 ARCM Property Listing Portfolio Summary Leased and (Dollars and SF in thousands, except PSF values) Total Occupied Year Annualized Base Rent as of 1/31/14 3-Mi. Demographics Asset City, State Property type Square Feet as of 1/31/14 Major Tenants Acquired 2014E PSF Population HH Income Eastland Center West Covina, CA Power Center 814 98% Target, Walmart, Burlington Coat Factory, Albertson's, Dick's Sporting Goods, Ashley Furniture, Marshall's, Ross, DSW, Petsmart 2012 $10,758 $13.48 158,528 $79,801 Valley Bend Huntsville, AL Power Center 425 100% Hobby Lobby, Dick's Sporting Goods, Ross, Marshall's, Huntsville Hospital, Barnes & Noble, Bed Bath & Beyond, Petsmart 2012 6,053 14.23 35,705 95,457 Whittwood Town Center Whittier, CA Power Center 786 99% Target, J.C. Penney, Sears, Kohl's, Von's, Petsmart, 24 Hour Fitness, Cost Plus 2010 6,017 7.72 175,791 86,139 Camp Creek Marketplace East Point, GA Power Center 425 95% BJ's Wholesale Club, Marshall's, Ross, TJ Maxx, Staples, Petsmart, Old Navy, Beauty Master 2011 6,084 15.08 53,223 52,491 White Oaks Village Richmond, VA Power Center 432 95% J.C. Penney, Martin's, K&G Fashion Superstore, Petsmart, Michael's, Office Max 2012 6,173 15.07 52,754 49,374 Greenway Commons Houston, TX Power Center 253 98% Costco, L.A. Fitness 2012 4,496 18.14 173,123 126,600 San Tan Marketplace Gilbert, AZ Power Center 286 99% Jo-Ann Fabric, Big Lots, Bed Bath & Beyond, Marshall's, DSW, Office Max, Downeast Home & Clothing, Old Navy 2012 4,354 15.46 89,382 86,837 Kyle Marketplace Kyle, TX Grocery Property 219 98% HEB! Plus 2011 3,332 15.53 33,431 74,326 Fairlane Green Allen Park, MI Power Center 270 99% TJ Maxx, Bed Bath & Beyond, Barnes & Noble, Michael's, Old Navy 2012 4,722 17.68 106,296 54,104 Nature Coast Commons Spring Hill, FL Power Center 226 81% Sports Authority, Best Buy, Ross, Office Depot, Petsmart 2011 2,617 14.20 25,618 43,607 Waterside Marketplace Chesterfield, MI Power Center 277 95% Dick's Sporting Goods, Best Buy, TJ Maxx, Bed Bath & Beyond, Old Navy 2010 3,566 13.56 41,457 65,216 Winchester Station Winchester, VA Power Center 183 100% HH Gregg, Ross, Bed Bath & Beyond, Michael's, Old Navy 2011 2,582 14.12 36,379 62,980 Midtowne Park Anderson, SC Power Center 167 100% Kohl's, Dick's Sporting Goods, Staples 2011 1,922 11.49 30,047 72,749 Kingsbury Center Chicago, IL Anchored Property 53 100% Buy Buy Baby, Petsmart 2013 1,601 30.16 134,835 68,843 Prairie Market Oswego, IL Grocery Property 113 98% Aldi, Petsmart 2010 2,383 21.46 100,181 71,602 GiantEagle OH-LewisCenter Columbus, OH Single Tenant 116 100% Giant Eagle 2011 1,569 13.50 137,381 47,619 Del Monte Plaza Reno, NV Grocery Property 83 100% Whole Foods, Sierra Trading Post 2011 1,406 16.98 66,891 80,805 Century Town Center Vero Beach, FL Power Center 107 92% Marshall's, Petco 2011 1,357 13.72 55,226 50,007 Note : List includes 10 single tenant assets that are cross - collateralized with multi - tenant centers. Current plan is to sell these a ssets as debt is replaced.

33 ARCM Property Listing (cont’d.) Portfolio Summary Leased and (Dollars and SF in thousands, except PSF values) Rentable Occupied Year Annualized Base Rent as of 1/31/14 3-Mi. Demographics Asset City, State Property type Square Feet as of 1/31/14 Major Tenants Acquired 2014E PSF Population HH Income Breakfast Point Panama Beach City, FL Grocery Property 98 99% Publix, Office Depot 2010 $1,357 $14.01 14,634 $55,588 Dimond Crossing Anchorage, AK Anchored Property 85 100% Petsmart, Bed Bath & Beyond 2011 1,281 15.01 96,282 98,522 The Plaza at Power Marketplace II Queen Creek, AZ Anchored Property 71 93% L.A. Fitness 2011 1,398 21.10 59,353 77,346 Indian Lakes Crossing Virginia Beach, VA Grocery Property 71 96% Harris Teeter 2012 1,040 15.30 118,489 81,962 Falcon Valley Shopping Center Lenexa, KS Grocery Property 77 100% Price Chopper 2010 1,023 13.32 31,947 103,127 Kohl's MI-Monroe (1) Monroe, MI Single Tenant 69 100% Kohl's 2011 501 7.29 26,924 46,471 Silverado Plaza Tucson, AZ Grocery Property 78 99% Safeway 2011 741 9.66 60,790 64,280 Lakeshore Crossing Gainesville, GA Power Center 124 100% Lowe's 2010 700 5.64 42,046 47,103 Bellview Plaza Pensacola, FL Grocery Property 83 100% Publix, Planet Fitness 2011 783 9.45 31,506 58,993 Kohl's WI-Onalaska Onalaska, WI Single Tenant 86 100% Kohl's 2010 562 6.50 21,379 70,084 Walgreens AR-Springfield Springfield, AR Single Tenant 15 100% Walgreens 2011 390 26.80 909 52,412 CVS GA-Lawrenceville(Grayson) Lawrenceville, GA Single Tenant 13 100% CVS 2011 374 28.18 77,579 61,597 PetSmart WA-Bellingham Bellingham, WA Single Tenant 25 100% Petsmart 2012 294 11.61 38,968 50,603 TractorSupply NM-Alamogordo Alamogordo, NM Single Tenant 19 100% Tractor Supply 2012 226 11.83 24,416 50,432 CVS FL-LakeWales Lake Wales, FL Single Tenant 11 100% CVS 2010 260 23.20 16,022 38,731 CVS NC-Madison Madison, NC Single Tenant 10 100% CVS 2012 164 16.19 7,507 47,263 CVS OH-Bellevue Bellevue, OH Single Tenant 10 100% CVS 2011 147 14.46 9,827 54,322 Encumbered total / weighted average 6,180 97.5% $82,234 $13.65 89,281 $72,632 Note: List includes 10 single tenant assets that are cross - collateralized with multi - tenant centers. Current plan is to sell the se assets as debt is replaced. (1) Building is attached to the Telegraph Plaza Power Center in Monroe, WI.

34 ARCM Property Listing (cont’d.) Portfolio Summary Leased and (Dollars and SF in thousands, except PSF values) Rentable Occupied Year Annualized Base Rent as of 1/31/14 3-Mi. Demographics Asset City, State Property type Square Feet as of 1/31/14 Major Tenants Acquired 2014E PSF Population HH Income Kohl's Parkway Plaza Napa, CA Anchored Property 76 100% Kohl's 2011 $1,559 $20.43 75,132 $79,689 Shoppes of Sherbrooke Lake Worth, FL Anchored Property 58 95% L.A. Fitness 2012 946 17.26 22,066 63,222 Tractor Supply & Big Lots Northport, AL Anchored Property 58 100% Big Lots, Tractor Supply 2013 285 4.91 23,048 56,634 Cedar Hill Village Cedar Hill, TX Anchored Property 44 97% 24 Hour Fitness 2013 726 16.94 56,136 77,172 Crossroads Marketplace Warner Robbins, GA Anchored Property 79 98% Best Buy, Bed Bath & Beyond 2011 1,038 13.37 41,698 63,011 CVS|HuntingtonBank MI-Northville Northville, MI Anchored Property 16 100% CVS 2011 285 18.05 58,474 107,096 Denver West Plaza Lakewood, CO Anchored Property 71 91% Best Buy, Office Depot 2011 1,218 18.69 61,533 74,549 Hobby Lobby Center Greenville, SC Anchored Property 69 100% Hobby Lobby 2011 583 8.46 28,041 52,913 Kingman Gateway Kingman, AZ Anchored Property 49 100% Ross, Petsmart 2011 437 8.88 30,559 42,432 Petsmart/Hallmark Cincinnati, OH Anchored Property 34 100% Petsmart 2012 426 12.69 62,229 90,331 Pinehurst Square West Bismarck, ND Anchored Property 69 100% Best Buy, Petsmart 2011 922 13.33 34,347 123,056 Riverside Centre St. Augustine, FL Anchored Property 62 100% Hobby Lobby 2011 474 7.64 34,113 56,015 Shelby Corners - Utica, MI Utica, MI Anchored Property 76 93% Chrismas Tree Shops, Buy Buy Baby 2011 450 6.35 96,839 59,161 ToysRUs|Mr.Hero OH-Parma Parma, OH Anchored Property 48 100% Toys "R" Us 2012 317 6.55 23,829 51,729 Widewaters Commons Uniontown, PA Anchored Property 47 97% Petsmart 2012 632 14.01 5,112 54,868 Pick'nSave Center Wauwatosa, WI Grocery Property 70 98% Pick N Save 2012 1,233 17.93 93,823 70,871 Shoppes of Sugarmill Woods Homosassa, FL Grocery Property 53 95% Publix 2011 704 13.98 11,397 52,596 Note: List includes 10 single tenant assets that are cross - collateralized with multi - tenant centers. Current plan is to sell the se assets as debt is replaced.

35 ARCM Property Listing (cont’d.) Portfolio Summary Leased and (Dollars and SF in thousands, except PSF values) Rentable Occupied Year Annualized Base Rent as of 1/31/14 3-Mi. Demographics Asset City, State Property type Square Feet as of 1/31/14 Major Tenants Acquired 2014E PSF Population HH Income Glynn Isles Market Brunswick, GA Power Center 193 96% Dick's Sporting Goods, Ross, Petsmart, Michael's, Office Depot 2011 $2,859 $15.43 19,011 $59,171 Hillside Town Center Chicago, IL Power Center 165 92% Ross, Home Goods, Michael's, Staples 2012 2,393 15.78 65,108 91,705 North Point Cape Coral, FL Power Center 116 70% Bed Bath & Beyond, AC Moore, Petsmart 2011 1,002 12.31 49,469 43,342 Oxford Exchange Oxford, AL Power Center 334 97% Hobby Lobby, Dick's Sporting Goods, Ross, TJ Maxx, Bed Bath & Beyond, Petsmart, Best Buy, Office Max 2011 3,907 12.05 16,047 63,468 South Plains Crossing Lubbock, TX Power Center 144 98% Hobby Lobby, Spec's Liquor 2013 1,460 10.38 96,497 70,044 Stonebridge Square Roswell, GA Power Center 160 99% Kohl's, Michael's 2013 1,898 12.01 17,921 103,293 Stonebridge Village Flowery Branch, GA Power Center 159 94% Petsmart, Office Max, Ross, TJ Maxx 2013 2,369 15.84 54,825 119,420 The Forum Fort Myers, FL Power Center 190 97% Ross, Best Buy, Bed Bath & Beyond, Staples, Books-A-Million, Petco 2011 2,800 15.24 10,747 43,284 Capital Plaza Wake Forest, NC Anchored Property 47 92% Petsmart 2013 591 13.67 38,838 97,143 Cleveland Towne Center Cleveland, TN Power Center 153 93% Ross, Bed Bath & Beyond, Michael's, Electronic Express, Books-A-Million 2011 1,712 12.08 25,218 54,329 East Valley Shopping Center Saginaw, MI Power Center 121 67% Burlington Coat Factory 2012 524 6.49 34,934 57,345 Kohl's|AcademySports TN-Hixson Hixson, TN Power Center 132 100% Kohl's, Academy Sports 2012 856 6.51 25,998 65,256 Sherwood Retail Center Sherwood, AR Power Center 119 100% Gander Mountain, Tractor Supply 2012 569 4.78 47,788 64,491 Telegraph Plaza Monroe, MI Power Center 73 92% TJ Maxx, Petsmart 2011 775 11.62 26,924 46,471 West Valley Shopping Center Saginaw, MI Power Center 281 99% Dick's Sporting Goods, TJ Maxx, Petsmart, Barnes & Noble, Babies R Us, DSW, Michael's, Old Navy 2012 2,851 10.23 34,934 57,345 The Shops at Prescott Gateway Prescott, AZ Grocery Property 35 97% Trader Joe's 2013 944 28.03 9,117 55,651 Naugatuck Valley Waterbury, CT Power Center 383 84% BOB'S Stores, Staples, Stop & Shop, Wal-Mart 2013 4,042 12.50 95,132 55,329 Note: List includes 10 single tenant assets that are cross - collateralized with multi - tenant centers. Current plan is to sell the se assets as debt is replaced.

36 ARCM Property Listing (cont’d.) Portfolio Summary Leased and (Dollars and SF in thousands, except PSF values) Rentable Occupied Year Annualized Base Rent as of 1/31/14 3-Mi. Demographics Asset City, State Property type Square Feet as of 1/31/14 Major Tenants Acquired 2014E PSF Population HH Income The Summit at Towne Lake Woodstock, GA Anchored Property 60 95% L.A. Fitness 2013 $1,116 $19.60 54,353 $78,532 Peninsula Crossing Millsboro, DE Power Center 305 99% BJ's Wholesale Club, Lowe's, PetSmart 2013 2,897 9.57 9,050 67,085 Powell Center Lewis Center, OH Anchored Property 86 100% HomeGoods, Marshall's, Michael's 2013 1,124 13.11 58,298 109,647 Gander Mountain & Goodwill Industries Rogers, MN Anchored Property 47 100% Gander Mountain, Goodwill 2013 519 11.08 13,972 106,205 Eastchase Market Fort Worth, TX Power Center 259 95% AMC Theaters, Burke's Outlet, Dollar Tree, Little Angels, Marshall's, Office Depot, Petsense, Ross, Spec's Liquor 2013 2,572 10.40 72,965 66,014 The Shoppes on South Main Bowling Green, OH Power Center 111 97% Banner Mattress & Furniture, Dollar General, Petco, Staples, TJ Maxx 2013 983 9.17 33,237 50,722 Cornerstar Aurora, CO Power Center 430 98% 24 Hour Fitness, Ace Hardware, Best Buy, Dick's Sporting Goods, DSW, HomeGoods, Office Depot, Old Navy, Ross, Sprouts, Ulta Salon 2013 7,774 18.39 69,568 101,718 Tradewinds Shopping Center Pensacola, FL Power Center 179 91% Dollar General, Jo-Ann's, Shoe Station, TJ Maxx 2014 1,574 9.67 57,751 51,708 Cordova Commons Pensacola, FL Grocery Property 164 100% Marshall's, DSW, The Fresh Market, Ulta Salon, Steinmart, Petco 2014 2,488 15.14 62,788 59,352 McAlister Square Burleson, TX Power Center 169 97% Academy Sports, Party City 2014 1,858 11.31 48,916 72,604 Unencumbered total / weighted average 5,592 95.0% $66,692 $12.56 46,321 $69,563 Total portfolio / weighted average 11,773 96.3% $148,926 $13.14 68,873 $71,174 Note: List includes 10 single tenant assets that are cross - collateralized with multi - tenant centers. Current plan is to sell the se assets as debt is replaced.